UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 14, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On April 14, 2016, Echo Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders. Of the 11,124,496 shares of common stock outstanding and entitled to vote, 6,197,024 shares, or 56%, were represented at the meeting in person or by proxy.  The final results for the sole matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal No. 1: The stockholders approved the issuance by the Company of shares of its common stock pursuant to and in accordance with the terms of the private placement financing transaction contemplated by the Securities Purchase Agreement, dated January 29, 2016, by and among the Company and the investors named therein, and the other documents and agreements related thereto, and the other transactions contemplated thereby, including the amendment to Company's Certificate of Designations governing the terms of its Series F Convertible Preferred Stock as described therein, for purposes of complying with applicable Delaware law and NASDAQ Listing Rule 5635(d), as disclosed in the Company’s proxy statement, by the votes set forth below:

        For                                    Against                                    Abstain                                Broker Non-Votes
___________                    ___________                       ___________                          _______________
   5,647,768                              542,817                                     6,439                                                  0

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: April 14, 2016	By:	/s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer